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                                                                   EXHIBIT 23.3
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                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER



As independent petroleum consultants, Huddleston & Co., Inc., hereby consents to (i) the reference to our Firm as experts, (ii) the summarization of our report entitled "HarCor Energy, Inc., Estimated Future Reserves and Revenues for Certain Properties as of January 1, 1996," as detailed in Form 10-K for the year ended December 31, 1995, for HarCor Energy, Inc., filed with the Securities and Exchange Commission in March, 1996, and (iii) the incorporation by reference of such Form 10-K in the Registration Statement on Form S-8 relating to the HarCor Energy, Inc. 1994 Stock Option Plan filed with the Securities and Exchange Commission on or about April 1, 1996 and any amendment thereto that incorporates by reference such Form 10-K.



                                        HUDDLESTON & CO., INC.


                                        /s/  PETER D. HUDDLESTON, P.E.
                                             Peter D. Huddleston, P.E.
                                             President


Houston, Texas
March 27, 1996